UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – APRIL 1, 2015

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

34 King Street E, Suite 1010
Toronto, Ontario
Canada M5C 2X8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on April 1, 2015, the Board of Directors of Epcylon Technologies Inc., a Nevada corporation (the “Company”), accepted the consent of and appointed Jack J. Bensimon as the Chief Executive Officer of the Company. It was previously disclosed in a current report on Form 8-K dated March 4, 2015 that Mr. Bensimon had been appointed as the interim Chief Executive Officer. His biography is as follows:

Jack J. Bensimon, LL.M., B.A, CAMS, CIMA, CFSA, CCSA. Mr. Bensimon has been involved in the securities industry for the past twenty years of which fourteen years has been dedicated to compliance, proven performance assessing and mitigating regulatory risk. His knowledge entails corporate governance, regulatory risk management, training and development, leadership expertise, banking, securities and corporate law, disclosure controls and procedures.

Mr. Bensimon is currently a principal and compliance consultant with Black Sawn Diagnostics, Inc., which has provided such services to certain clients for the past fifteen years as follows: (i) Epcylon Technologies Inc. where his duties included oversight of intellectual property, proprietary trading and operations, risk management, regulatory compliance and business development; (ii) Terra Cotta Capital Inc. as a senior securities compliance advisor where his duties included development and filing of all documents to establish an EMD for discretionary wealth management firm; (iii) Amherst Funding Group LP as a securities consultant where he provided advice on SHL reporting and new reporting requirements by the Federal Reserve Bank of New York; (iv) Difference Capital Management as a compliance consultant where he provided an independent compliance risk assessment for the OSC and TSX-regulated entities including an analysis of disclosure controls and procedures, difference capital finance, board guidance on managing conflict of interests, proxy statements and other board governance concerns and regulatory filings; (v) Stableview Asset Management as a regulatory compliance consultant where he registered a new PM license with the OSC, developed and implemented policies and procedures manual, advised on establishing a registered entity under the U.S. Investment Advisor Act to raise capital for offshore hedge fund, provided P&P and CRM2 requirements for newly registered EMD/IFM entities under the OSC; (vi) Europacific Canada where he independently audited and tested compliance governance controls under IIROC platform and presented recommendations to senior management on actionable items to close compliance gaps; (vii) Nagel & Associates as a lead securities fraud consultant where he assisted forensic accountant in securities litigation matter against a bank and provided an expert report before arbitration panel, advised hedge fund on offshore compliance issues and risks and fraud risk exposures; (viii) Nottingham Consulting as a chief compliance officer where he oversaw corporate finance activity; and (ix) President's Choice Bank where he independently tested AML compliance governance controls under FINTRAC/OSFI platform, presented recommendations to senior management on actionable items to close gaps, managed AML project team to include compliance managers and analysts; (x) Fraser Mackenzie Ltd as a chief compliance officer where he oversaw trade surveillance, AML, registration, continuing education, corporate finance, investment banking and regulatory audits. Other clients included Experis Finance, Wellington West Capital Markets, Orbixa, Canadian Scholarship Trust and BCI Canada Securities.

Mr. Bensimon also was engaged in anti-money laundering (AML) positions as follows: (i) Instinet Canada Ltd. where he provided advise on AML regulatory compliance training and development to OSC and IIROC registrants; (ii) Arcade Coin & Stamp Gallery where he led risk assessment of AMl program for Money Services Business to prepare for FINTRAC audit; (iii) OSFI/FINTRAC as a compliance consultant where he led AML risk assessment of OSFI governance program for Schedule II bank to prepare for OSFI audit, advised bank on risks including proprietary trading under the Volcker Rule and provided recommendations to senior management to minimum regulatory risks; and (iv) FinCEN/FINTRAC where he was retained by leading litigation firm to represent plaintiff as an expert AML witness against a bank, provided analysis regarding compliance with US and Canadian AML rules and regulations, provided independent report to law firm and testified as an expert witness before the Competition Tribunal.

Mr. Bensimon was further engaged in internal audits as follows: (i) First Canadian Title as a compliance consultant where he advised on independent review and testing of OSFI Outsourcing Guideline related party transactions; (ii) TransCanada Pipelines where he led internal audit testing for selected financial controls for Colombian subsidiary; (iii) Flint Energy Services Ltd. where he was a SOX ELC lead consultant and assisted with publication of the Control Certification Report; and (iv) Canadian Tire Corp as a senior SOX QA consultant where he led the independent review and risk assessment of board governance controls and program.

Mr. Bensimon earned a Honors Bachelor of Arts, Economics and Math at the University of Toronto, a Masters of Laws, General and Securities Law, from the Osgoode Hall Law School, York University, and a Masters of Laws, Business Law, from the University of Toronto. Mr. Bensimon holds a certification as a CFA Level I from the CFA Institute, a Certified Investment Management Analyst from the University of Pennsylvania, a Certified Anti-Money Laundering Specialist from ACAMS and a Certified Financial Services Auditor from the Institute of Internal Auditors.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.
DATE: May 14, 2015	/s/ Jack Bensimon

Name: Jack Bensimon
Title: Chief Executive Officer